                              EXHIBIT 99.B (6)(b)



                  EXISTING UNDERWRITER COMPENSATION AGREEMENT

                                      AND

                AMENDMENT TO UNDERWRITER COMPENSATION AGREEMENT

                       UNDERWRITER COMPENSATION AGREEMENT
                       ==================================


     THIS AGREEMENT, made as of this 30th day of November, 1993, by and between Fund/Plan Broker Services, Inc. ("Fund/Plan"), serving as Underwriter to and Distributor of CT&T Funds (the "Trust"); and Chicago Title and Trust Company, investment advisor to the Trust ("CT&T"), (collectively, the "Parties").

     WHEREAS, CT&T is a Illinois chartered trust company; and

     WHEREAS, Fund/Plan is a broker/dealer registered with the Securities and Exchange Commission and a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "Act"); authorized under its trust instrument to issue various separate series of shares ("Series") representing interests in separate investment portfolios, which Series are identified in Schedule "A" attached hereto and which schedule may be amended from time to time by agreement among the Parties; and

     WHEREAS, pursuant to Rule 12b-1 under the Act, the holders of shares of the CT&T Growth & Income Fund, the CT&T Intermediate Fixed Income Fund, and the CT&T Intermediate Municipal Bond Fund (collectively the "12b-1 Series") have adopted a Distribution and Shareholder Services Plan (the "Plan"), that, among other things, authorizes the compensation of Fund/Plan for Underwriter and Distribution services provided to the 12b-1 Series of the Trust pursuant to an underwriting agreement ("Underwriting Agreement"); and

     WHEREAS, Fund/Plan and the Trust have entered into such Underwriting Agreement on this date providing for, among other things, the qualification of the Trust's shares in the several states, the qualification of certain persons associated with CT&T as registered representatives of Fund/Plan as well as certain other distribution services; and

     WHEREAS, the Underwriting Agreement provides that Fund/Plan be compensated for these services consistent with the provisions of the Plan; and

     WHEREAS, as authorized by the Plan, Fund/Plan has entered into a Servicing Agreement for Distribution Assistance and Shareholder Administrative Support Services with CT&T (the "Servicing Agreement") concerning the provision of distribution assistance and shareholder administrative support services by CT&T in connection with the sale of shares of the 12b-1 Series to CT&T's customers; and

     WHEREAS, CT&T and Fund/Plan are desirous of entering into an agreement whereby CT&T agrees to make supplement payments to Fund/Plan to the extent that total payments due Fund/Plan as agreed upon herein for Underwriting and Distribution services exceed proceeds available from the Plan, and to the extent that such services relate to the CT&T Money Market Fund, which has not adopted the Plan;

     NOW THEREFORE, in consideration of the mutual premises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

     1. The amount and manner of compensation to be paid Fund/Plan for providing underwriting services under this Agreement is set forth in the attached Schedule "B."

     2. CT&T recognizes the possibility that the proceeds generated pursuant to the Plan may be insufficient to cover the fees due Fund/Plan for the 12b-1 Series as set forth in the attached Schedule "B." and acknowledges that there will be fees due Fund/Plan for services rendered to the CT&T Money Market Fund.

     3. CT&T hereby agrees to pay Fund/Plan (a) any difference between proceeds available pursuant to the Plan and the fees and expenses due Fund/Plan for the 12b-1 Series as set forth in Schedule "B." and (b) the fees and expenses due Fund/Plan for providing underwriting services to the CT&T Money Market Fund.

     4. (a) Fund/Plan will submit to CT&T monthly statements for each Series equal to 1/12 of the Underwriter/Sponsor fees, and the Distribution Services Fees and Out-of-Pocket Expenditures for the preceding month, as set forth on Schedule "B", which are applicable to such Series.

          (b) The statements relating to each 12b-1 Series will show as a credit the estimated amounts for the month payable by that Series to Fund/Plan from the Plan.

          (c) CT&T will pay to Fund/Plan the balance due, if any, on each monthly statement. If any monthly statement relating to one of the 12b-1 Series reflects estimated payments from the Plan that exceed the amounts due for the month under subsection (a) to Fund/Plan for that Series, the excess shall be paid by Fund/Plan to CT&T for services rendered by CT&T to that Series pursuant to the Servicing Agreement.

          (d) Promptly after the end of and with respect to each 12-month period (or portion thereof if this Agreement is terminated before the end of any 12-month period) during which this Agreement is in effect, there shall be determined, with respect to each 12b-1 Series, (A) the total amount due Fund/Plan under Schedule B hereto for services rendered to such Series, (B) the total payments hereunder from CT&T, and (C) the total payments from the Plan that were retained by Fund/Plan.

               (i) If (A) exceeds the sum of (B) and (C), CT&T shall pay Fund/Plan the amount of the excess.

               (ii) If (B) exceeds (A) and (C) is less that (A), Fund/Plan shall retain (C) (if any) and shall refund to CT&T the amount that (B) exceeds the difference between (A) and (C).

               (iii) If (C) exceeds (A) and (B) is less than (A), Fund/Plan shall pay the amount of such excess to CT&T and shall refund all of (B) (if any) to CT&T.

               (iv)   If each of (B) and (C) exceeds (A), Fund/Plan shall retain
(C) to the extent of (A), shall pay to CT&T the excess of (C) over (A), and shall refund all of (B) to CT&T.

               (v)    If neither (B) nor (C) exceeds (A) but the sum of (B) and
(C) exceeds (A), Fund/Plan shall retain (C) and shall retain (B) to the extent that (A) exceeds (C), and shall refund the rest of (B) to CT&T.

     5. This Agreement shall be effective on the date herein stated above and shall remain in full force and effect for a period of one (1) year thereafter, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the parties hereto, provided, however, that this Agreement shall terminate in the event that either the Plan or the Underwriting Agreement is terminated.

     6. CT&T will indemnify Fund/Plan for the actions of CT&T's employees registered with the National Association of Securities Dealers, Inc. as representatives of Fund/Plan, and assures Fund/Plan that applicable rules and regulations will be followed with respect to all sales presentations by employees of CT&T.

     7. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by CT&T without the written consent of Fund/Plan or by Fund/Plan without the written consent of CT&T, authorized or approved by a resolution of their Boards of Directors.

     8. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the venue of any action arising under this Agreement shall be Montgomery County, Commonwealth of Pennsylvania.

     9. No provision of this Agreement may be amended or modified, in any manner except by a written agreement properly authorized and executed by Fund/Plan and CT&T.

     10. If any part, term or provision of this Agreement is held by any court to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement consisting of four typewritten pages, together with Schedules "A" and "B", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.

Chicago Title and Trust Company             Fund/Plan Broker Services, Inc.
-------------------------------             -------------------------------


-------------------------------             -------------------------------
By:                 , President             By: Nancy E. Kuhn, President


-------------------------------             -------------------------------
Attest:                                     Attest: Mary Efstration, Secretary

            (SEAL)                                      (SEAL)

                AMENDMENT TO UNDERWRITER COMPENSATION AGREEMENT
                ===============================================


     This AGREEMENT, dated as of the 21st day of December, 1995 made by and between THE CHICAGO TRUST COMPANY and FUND/PLAN BROKER SERVICES, INC. (collectively, the "Parties") with respect to CT&T FUNDS, a Delaware business trust (the "Trust") operating as an open-end management investment company registered under the Investment Company Act of 1940, as amended, duly organized and existing under the laws of the State of Delaware.

                               WITNESSETH THAT:

     WHEREAS, Chicago Title and Trust Company and Fund/Plan originally entered into an agreement dated November 30, 1993, as amended on June 16, 1994 and on March 15, 1995 wherein Fund/Plan agreed to provide certain services with respect to the Trust's 12b-1 Distribution and Services Plan (the "Underwriter Compensation Agreement"); and

     WHEREAS, the Parties wish to amend the Underwriter Compensation Agreement to reflect the following changes:

     * The Parties acknowledge that compensation shall be provided through The Chicago Trust Company; and

     * The names of certain Series of the Trust have been changed, as set forth on the attached amended Schedule "A".

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree:

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of one type-written page, together with Schedule "A", to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.



THE CHICAGO TRUST COMPANY                FUND/PLAN BROKER SERVICES, INC.
-------------------------                -------------------------------


-----------------------------------      ---------------------------------------
By: Andrew P. Mayo, President              By:  Kenneth J. Kempf, President


-----------------------------------      ---------------------------------------
Attest:  Kenneth C. Anderson, V. P.      Attest:  Janet F. Davis, Secretary

                                                                    SCHEDULE "A"
                                                                    ============

                                                 AS AMENDED ON DECEMBER 21, 1995
                                                 -------------------------------



                            IDENTIFICATION OF SERIES
                            ========================

Below are listed the Series to which services under this Agreement are to be performed as of the execution date of this Agreement:

          CT&T FUNDS
          ----------

          CHICAGO TRUST GROWTH & INCOME FUND
          CHICAGO TRUST ASSET ALLOCATION FUND
          CHICAGO TRUST BOND FUND
          CHICAGO TRUST MUNICIPAL BOND FUND
          CHICAGO TRUST MONEY MARKET FUND
          CHICAGO TRUST TALON FUND
          MONTAG & CALDWELL GROWTH FUND
          MONTAG & CALDWELL BALANCED FUND


This Schedule "A" may be amended form time to time by agreement of the parties.

                                                                    SCHEDULE "B"
                                                                    ============


              UNDERWRITING AND DISTRIBUTION SERVICES FEE SCHEDULE

                                   CT&T Funds


Underwriter/Sponsor Fees (to be paid at time of registration of each representative)

Underwriting Services: 4 separate series of shares:___________________$10,000 per annum ($2,500 Registration of Individual Representatives
___________________each series)

        Under Fund/Plan Broker Services, Inc.

        1 or 2 states               $1,000 per rep, per annum
        3 to 30 states               2,000 per rep, per annum
        31 to 50 states              3,000 per rep, per annum

Out-of Pocket Expenditures
--------------------------

The Trust will reimburse Fund/Plan Broker Services, Inc., each month for all out-of pocket expenses including telephone, postage, telecommunications, literature fulfillment copies, special reports, record retention, NASD Literature submission and costs related to an annual compliance visit.

Distribution Services Fees (to be paid within ten days of receipt of monthly invoice)

Inbound Telemarketing and Literature Fulfillment        $2.00 per transaction,
                                                        subject to minimum
                                                        monthly fee of $1,500
                                                        per month*

A transaction includes the receipt of a telephonic inquiry concerning the Trust by registered representatives at Fund/Plan and responding to that inquiry by mailing the requested literature. The cost of preparing the literature mailed is not included, however, postage and handling is.

     *Parties agree to waive minimum monthly Distribution Services Fees until July 1, 1994.